Exhibit 10.2

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BECAUSE IT IS NOT MATERIAL AND OF A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH REDACTED PORTIONS ARE INDICATED WITH “[***].”

EDUCATIONAL RESEARCH AGREEMENT

THIS AGREEMENT is made and entered into on this 1st day of June, 2026, by and between NorthStrive Defense Tech LLC with its principal administrative offices at 120 Newport Center Drive, Newport Beach, CA 92660 (hereinafter called SPONSOR) and the Florida State University Research Foundation, Inc. (hereinafter called FSURF), a direct support organization for the Florida State University, a non-profit public university located in Tallahassee, Florida (hereinafter called FSU) The research performed shall be provided by the Center for Intelligent, Systems, Control, and Robotics (CISCOR) under the direction of Dr. Christian Hubicki (hereinafter called PROVIDER).

RECITALS

A. SPONSOR desires that the PROVIDER perform certain research described in Attachment A and entitled “UAV-dragged Aquatic Payload System: Proof-of-concept Prototype and Evaluation” (the RESEARCH).

B. The PROVIDER has agreed to do so under the terms and conditions hereinafter set forth.

NOW THEREFORE, the Parties hereto mutually covenant and agree as follows:

1. PERIOD OF PERFORMANCE

The period of performance under this AGREEMENT is specified as June 1, 2026 through June 1, 2027 unless sooner terminated (TERM). Either party to this AGREEMENT may terminate the AGREEMENT by giving not less than thirty (30) days advance written notice in accordance with the terms herein.

2. RESEARCH

2.1 The PROVIDER will use its best reasonable efforts to conduct the RESEARCH (herein so called) described in Attachment A, attached hereto and incorporated herein. The PROVIDER will utilize FSU facilities, including available machining and fabrication resources, to conduct the RESEARCH. Where project timelines require, the PROVIDER may engage qualified third-party fabrication resources. FSURF shall retain title to all equipment purchased or fabricated with SPONSOR funds in accordance with Section 3.2 of this Agreement.

2.2 SPONSOR understands that FSU’s primary mission is education and advancement of knowledge, and, consequently, the RESEARCH will be designed to carry out that mission. The manner of performance of the RESEARCH shall be determined solely by the PROVIDER. The PROVIDER does not guarantee specific results, and the

RESEARCH will be conducted only on a best reasonable efforts basis.

2.3 SPONSOR understands that the PROVIDER may be involved in similar research through the same or other researchers on behalf of itself and others. The PROVIDER shall be free to continue such research, and SPONSOR shall not gain any rights via this AGREEMENT to such other research.

2.4 The Parties acknowledge that operation of UAS prototypes during the RESEARCH may be subject to FAA altitude restrictions and applicable environmental regulations. The PROVIDER will conduct all prototype testing in compliance with applicable federal, state, and local regulations. SPONSOR and PROVIDER will cooperate in good faith to address any regulatory requirements that arise in connection with the RESEARCH.

3. COMPENSATION

3.1 As consideration for the performance by the PROVIDER of its obligations under this fixed-price AGREEMENT, SPONSOR will fund the RESEARCH as described in the budget, Attachment B. Payment is to be made to the Florida State University Research Foundation, Inc, 2000 Levy Avenue, Suite 351, Tallahassee, Florida 32310 within thirty (30) days of the date invoiced to the SPONSOR.

3.2 FSURF shall retain title to all equipment purchased and/or fabricated by it with funds provided by SPONSOR under this AGREEMENT.

4. LIABILITY

SPONSOR shall, to the extent authorized by law, hold the PROVIDER harmless from liability resulting from SPONSOR’s negligent acts or omissions pertaining to its activities carried out by reason of its obligations under this AGREEMENT; provided, however, SPONSOR shall not hold the PROVIDER harmless from any claims, demands or causes of action arising in favor of any person or entity, and growing out of incident to, or resulting from the negligence or willful malfeasance of the PROVIDER, its officers, agents, representatives, or employees.

5. INDEMNITY

Each party hereto agrees that it shall be solely responsible for the wrongful acts of its employees, contractors and agents.  However, nothing contained herein shall constitute a waiver of sovereign immunity by FSU or FSURF and the limitations set forth in Section 768.28, Florida Statutes.

6. TERMINATION

Either party hereto may terminate this AGREEMENT at any time by giving not less than thirty (30) days advance written notice to the other party. In case of termination, SPONSOR shall be liable for all reasonable costs incurred or committed by the PROVIDER pursuant to the RESEARCH prior to said termination and shall pay FSURF for same on receipt of a final undisputed invoice.

7. CONFIDENTIAL INFORMATION

The Parties may wish, from time to time, in connection with work contemplated under this AGREEMENT, to disclose confidential information to each other. Each party will use reasonable efforts to prevent the disclosure of any of the other party’s confidential information to third parties for a period of three (3) years from receipt thereof, provided that the recipient party’s obligation hereunder shall not apply to information that:

a.	is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;

b.	is already in the recipient party’s possession at the time of disclosure thereof;

c.	is or later becomes part of the public domain through no fault of the recipient.

d.	is received from a third party having no obligations of confidentiality to the disclosing party;

e.	is independently developed by the recipient party; or

f.	is required by law or regulation to be disclosed.

8. PUBLICATION

Subject to the provisions of Section 7, the PROVIDER shall have the right at its discretion to release information or to publish any material resulting from the RESEARCH; provided, however, that prior to releasing or publishing any material that references SPONSOR by name, the PROVIDER shall provide SPONSOR with a draft copy of the proposed publication or public communication for review thirty (30) days prior to publication or presentation. During such review period, SPONSOR may object to such proposed presentation or proposed publication either because there is patentable subject matter which needs protection or there is the inadvertent disclosure of SPONSOR’S confidential information contained in the proposed publication or presentation. If SPONSOR makes an objection because of the potential for patentable subject matter, PROVIDER agrees to delay publication for an additional period of not more than thirty (30) days. If SPONSOR makes an objection because of an inadvertent disclosure of SPONSOR’s confidential information, PROVIDER agrees to remove the SPONSOR’s confidential information. Notwithstanding the foregoing, such review shall not be required for the filing or publication of any student thesis or dissertation. SPONSOR agrees to limit circulation and use of such materials to internal review and comment unless otherwise agreed in writing by the PROVIDER. The PROVIDER shall give SPONSOR the option of being acknowledged in such publication for its sponsorship of the RESEARCH.

Similarly, if SPONSOR intends to issue any press release or public communication referencing FSU, FSURF, or the PROVIDER, SPONSOR shall provide a draft to FSURF for prior written approval before release, such approval not to be unreasonably withheld or delayed.

9. INVENTIONS AND PATENTS

Any Invention made during the RESEARCH by the PROVIDER shall belong to FSURF, subject to the option specified herein. “Invention” shall mean any discovery, concept, or idea, whether or not patentable or copyrightable, including but not limited to processes, methods, computer software, formulas and techniques, improvements thereof, experimental results, and know-how relating thereto. An Invention is “made during the RESEARCH” if it arises from work performed pursuant to the RESEARCH conducted under this AGREEMENT and is conceived and reduced to practice, actively or constructively, during the term of the AGREEMENT, or is conceived during the term of the AGREEMENT and reduced to practice within six (6) months after termination of the work performed hereunder.

10. GRANT OF RIGHTS

To the extent that FSURF has the legal right to do so, FSURF hereby grants to SPONSOR a royalty free, non-exclusive license for internal, non- commercial use of any Invention made during RESEARCH by the PROVIDER, and a first option to negotiate a royalty-bearing agreement to license any Invention made during the RESEARCH by the PROVIDER. SPONSOR shall indicate in writing its desire to negotiate a license agreement for any Invention made during the RESEARCH within forty-five (45) days of disclosure of the Invention to SPONSOR by FSURF. SPONSOR and FSURF shall be obligated to negotiate in good faith for a period that shall not exceed ninety (90) days from SPONSOR’s indication of interest to negotiate the license agreement, or such period of time as to which the Parties may mutually agree. In the event that SPONSOR and FSURF fail to enter into an agreement during that period of time, the rights to such Invention shall be disposed of in accordance with FSU policies, with no further obligation to SPONSOR.

11. NOTICES

Any notices given under this AGREEMENT shall be in writing and delivered by first- class mail postage prepaid, addressed to the Parties as follows:

TO FSURF:

Florida State University Research Foundation, Inc.

[***]

[***]

TO SPONSOR:

NorthStrive Defense Tech LLC

120 Newport Center Drive

Newport Beach, CA 92660

12. MISCELLANEOUS

12.1 This AGREEMENT

a.	shall be governed and interpreted by the laws of the State of Florida;

b.	together with Attachment A and Attachment B sets forth the entire agreement with respect to the subject matter hereof;

c.	may not be modified except by a written instrument signed by FSURF and SPONSOR.

12.2 The Parties anticipate that the RESEARCH may inform future engagement with the U.S. Department of Defense and related agencies, including but not limited to the U.S. Navy. If the occasion arises for the PROVIDER, in its discretion, to leverage existing institutional relationships or appropriate channels to raise awareness of RESEARCH outcomes relevant to defense applications, any such engagement shall be subject to the confidentiality and publication provisions of this Agreement.

13. EXPORT CONTROL

Each party is responsible for complying with, U.S. export control laws and regulations (“U.S. Export Controls”), including but not limited to the Export Administration regulations - EAR (Department of Commerce), the International Traffic in Arms Regulations - ITAR (Department of State), the sanctions programs embodied in regulations administered by the Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. anti-boycott laws and regulations (EAA), and U.S. anti-terrorism financing laws and regulations. Neither Party shall disclose any information or technical data subject to U.S. Export Controls unless and until a plan for the transfer, use, dissemination and control of the information or technical data has been approved by both Parties.

14. FORCE MAJEURE

If failure to perform on the part of SPONSOR or FSURF is due to causes beyond either party’s reasonable control including, but not limited to, strikes, lockouts, actions or inactions of governmental authorities, epidemics, pandemics, war, embargoes, fire, earthquake, acts of God, forced closure of facilities, hurricanes, other serious weather events, or default of common carriers, either party may terminate this contract without liability or damages arising from such termination other than as related to warranties and payments due for work performed at the time of the force majeure event.  In the event of such default, delay or failure to perform, any date or times by which either party is otherwise scheduled to perform shall be extended automatically for a period of time equal in duration to the time lost by reason of the excused default, delay or failure to perform.

IN WITNESS WHEREOF, these duly authorized representatives of the Parties hereby execute this AGREEMENT.

FOR SPONSOR

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Managing Member, PMGC Holdings Inc.
Date:	6/1/2026

FOR Florida State University Research Foundation/Provider

By:	/s/ Stacey Patterson
Name:	Stacey Patterson
Title:	President
Date:	6/1/2026

READ AND UNDERSTOOD

By:	/s/ Dr. Christian Hubicki
Name:	Dr. Christian Hubicki
Principal Investigator

Attachment A

Scope of Work

This Attachment A is incorporated into and made a part of the Educational Research Agreement between NorthStrive Defense Tech LLC and Florida State University Research Foundation, Inc.

Project Title: UAV-dragged Aquatic Payload System: Proof-of-concept Prototype and Evaluation

[***]

Attachment B

Budget and Schedule

Budget:

The total budget for this fixed-price project is $490,657.00 USD. Funds will be used for project-related expenses including personnel expenses, materials and supplies, equipment, travel, tuition, and indirect costs. The indirect cost rate is [***]%.

Indirect costs are defined in A-21, Sections E.1 and F.1 of FSU Sponsored Research Administration Policy on Direct and Indirect Costs of Sponsored Agreements as “those that are incurred for common or joint objectives [of the University] and therefore, cannot be identified readily and specifically with a particular sponsored project, an instructional activity or any other institutional activity.” Indirect costs are categorized as “facilities and administration.” Facilities includes “depreciation and use allowances, interest on debt associated with certain buildings, equipment and capital improvements, operation and maintenance expenses, and library expenses.” Administration is defined as general administration and general expenses, departmental administration, sponsored projects administration, student administration and services, and all other types of expenditures not listed specifically under…facilities.” Indirect costs are calculated using FSU’s Modified Total Direct Costs (MTDC) base. The MTDC base of $[***] is calculated by subtracting tuition ($[***]) and equipment ($[***]) from total direct costs of $[***]. The [***]% indirect cost rate is applied to the MTDC base to arrive at the indirect costs figure.

Budget Category	Amount
Personnel	$	[***]
Materials and Supplies	$	[***]
Equipment	$	[***]
Travel	$	[***]
Tuition	$	[***]
Indirect Costs	$	[***]
Total Budget		$490,657.00

Invoicing Schedule:

The invoicing schedule shall be milestone based.

•	Milestone 1 – Project initiation, upon execution of this agreement

•	Milestone 2 – Completion of conceptual and mechanical design of the Phase 1 prototype, on or about December 1, 2026

•	Milestone 3 – completion of prototype hardware fabrication, on or about March 1, 2027

•	Milestone 4 – completion of empirical testing and delivery of final written research report, on or about June 1, 2027

Milestone	Amount
Milestone 1	$	[***]
Milestone 2	$	[***]
Milestone 3	$	[***]
Milestone 4	$	[***]

Each milestone shall be confirmed in writing by the Principal Investigator. Each invoice shall be accompanied by a brief written progress report describing the work performed and confirming completion of the applicable milestone.

SPONSOR shall have ten (10) business days from receipt of each invoice and accompanying progress report to request reasonable clarification from the PROVIDER. Payment shall be due within thirty (30) days of receipt of an undisputed invoice in accordance with Section 3.1. Payment is to be made to the Florida State University Research Foundation, Inc., [***].

Any research activities under Phase 2 of the Scope of Work shall be subject to mutual written agreement of the Parties as set forth in Attachment A. Upon such agreement, the Parties shall execute a written amendment to this Agreement setting forth the additional budget, milestones, and invoicing schedule applicable to Phase 2.